Exhibit 10.A
Amendment to
Viad Corp Management Incentive Plan
The Viad Corp Management Incentive Plan, as amended March 29, 2005 (the “Plan”) is hereby further amended as follows, effective as of May 15, 2007:
1.	The table in paragraph IV D of the Plan is amended by deleting the words “President & Chief Executive Officer” in the first row and adding a new second row which provides the Corporate Position as “President & Chief Executive Officer,” the Threshold as “40%,” the Target as “80%,” and the Cap as “140.00%”.
2.	Paragraph XIV is hereby renumbered as paragraph XV, and a new paragraph XIV is hereby added which shall provide:
XIV. DEATH, DISABILITY, RETIREMENT:
If a participant ceases to be an employee of Viad or a Company by reason of death or disability, or by reason of normal or early retirement, such participant shall be entitled to a pro rata bonus, if earned, calculated based on the percentage of time such participant was employed by Viad or a Company from the beginning of the Plan year through the date the participant ceases to be an employee of Viad or a Company.
3.	Except as amended above, the Plan as in effect prior to this amendment shall continue unchanged.
     IN WITNESS WHEREOF, the duly authorized representative of Viad Corp has caused this Amendment to be executed this 15th day of May, 2007.

By:	/s/ Suzanne Pearl

Title:	Vice President — Human Resources